Exhibit 10.34
PS BUSINESS PARKS, L.P.
AMENDMENT NO. 1 TO
AMENDMENT TO AGREEMENT OF LIMITED
PARTNERSHIP RELATING TO
7.375% SERIES O CUMULATIVE REDEEMABLE
PREFERRED UNITS
     This Amendment No.1, effective as of August 16, 2006 (this “Amendment”), to the Amendment to the Agreement of Limited Partnership of PS Business Parks, L.P., a California limited partnership (the “Partnership”), dated as of June 16, 2006 (the “Initial Amendment”), further amends the Agreement of Limited Partnership of the Partnership, dated as of March 17, 1998, as amended, by and among PS Business Parks, Inc. (the “General Partner”) and each of the limited partners described on Exhibit A to that partnership agreement (the “Partnership Agreement”).
     WHEREAS, on June 16, 2006 the General Partner issued 3,000,000 Depositary Shares each representing 1/1000th of a share of the General Partner’s preferred stock designated as the “7.375% Cumulative Preferred Stock, Series O” (the “Depositary Shares”) for a price of $25.00 per Depositary Share;
     WHEREAS, the General Partner has agreed to issue an additional 800,000 Depositary Shares for a price of $24.79 per Depositary Share (assuming all institutional orders), which purchase price per share includes a portion of the accrued and unpaid dividends on such shares from and including June 16, 2006 to and including August 16, 2006 of $0.29 per Depositary Share; and
     WHEREAS, the General Partner desires by this Amendment to so amend (i) the Initial Amendment as of the date first set forth above to increase the number of Series O Preferred Units (as defined in the Initial Amendment) and (ii) the Partnership Agreement as of the date first set forth above to reflect the issuance of the additional 800,000 Series O Preferred Units.
     NOW, THEREFORE, the Initial Amendment and the Partnership Agreement are hereby amended as follows:
          Section 1. Section 1(c) of the Initial Amendment is hereby amended and replaced, in its entirety, by the following:
“Priority Return” means an amount equal to 7.375% per annum, of the Liquidation Preference per Series O Preferred Unit, commencing on the date of issuance of such Series O Preferred Unit (for purposes of this definition, June 16, 2006 shall be deemed to be the date of issuance for the 800,000 Series O Preferred Units issued on August 16, 2006), determined on the basis of a 360-day year (and twelve 30-day months), cumulative to the extent not distributed on any Series O Preferred Unit Distribution Payment Date (as defined below).

          Section 2. Section 2(a) of the Initial Amendment is hereby amended and replaced, in its entirety, by the following:
“Pursuant to Section 4.2(a) of the Partnership Agreement, a series of Partnership Units (as such term is defined in the Partnership Agreement) in the Partnership designated as the “7.375% Series O Cumulative Redeemable Preferred Units” (the “Series O Preferred Units”) is hereby established effective as of June 16, 2006. The initial number of Series O Preferred Units shall be 3,000,000. Effective as of August 16, 2006, the number of Series O Preferred Units shall be increased to 3,800,000. The Holders of Series O Preferred Units shall not have any Percentage Interest (as such term is defined in the Partnership Agreement) in the Partnership.”
          Section 3. The second sentence of Section 3(a) of the Initial Amendment is hereby amended and replaced, in its entirety, by the following:
“Such distributions shall be cumulative, shall accrue from the original date of issuance of the Series O Preferred Units (for purposes of this section, June 16, 2006 shall be deemed to be the original date of issuance for the 800,000 Series O Preferred Units issued on August 16, 2006), and, notwithstanding Section 5.1 of the Partnership Agreement, will be payable (i) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year commencing on September 30, 2006 and (ii) in the event of a redemption of Series O Preferred Units (each a “Series O Preferred Unit Distribution Payment Date”).”
          Section 4. In order to duly reflect the issuance of the additional 800,000 Series O Preferred Units provided for herein, the Partnership Agreement is hereby further amended pursuant to Section 12.3 of the Partnership Agreement by replacing the current form of Exhibit A to the Partnership Agreement with the form of Exhibit A that is attached to this Amendment as Exhibit A.
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     IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

PS BUSINESS PARKS, INC.
By:	/s/ Edward A. Stokx
	Name:	Edward A. Stokx
	Title:	Executive Vice President and Chief Financial Officer

Exhibit A
Revised Exhibit A to the Partnership Agreement
 Please see attached.